For more information, please contact:
MEDIA: Teresa Paulsen
Vice President, Communication & External Relations
ConAgra Foods
402-240-5210
Teresa.Paulsen@ConAgraFoods.com

INVESTORS: Chris Klinefelter
Vice President, Investor Relations
ConAgra Foods
402-240-4154
Chris.Klinefelter@ConAgraFoods.com

News Release

FOR IMMEDIATE RELEASE

CONAGRA FOODS PROVIDES STATEMENT ON JANA PARTNERS INVESTMENT

OMAHA, Neb., June 18, 2015– ConAgra Foods, Inc. (NYSE: CAG) issued the following statement today in regard to JANA Partners LLC’s investment in the company, which it learned of on June 17:

ConAgra Foods’ Board of Directors and management team are committed to acting in the best interests of all shareholders, and we welcome shareholder engagement. We look forward to opening discussions with JANA Partners after the ConAgra Foods’ June 30 fourth-quarter earnings announcement, and discussing their views on shareholder value creation at ConAgra Foods.

Additionally, the Board of Directors has amended the company’s bylaws to extend until July 8 the deadline for the submission by shareholders of nominees for election to the Board of Directors. This extension applies for the September 2015 annual meeting. Previously, the deadline was June 21.

About ConAgra Foods
ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s largest packaged food companies with branded and private branded food found in 99 percent of America’s households, as well as a strong commercial foods business serving restaurants and foodservice operations globally. Consumers can find recognized brands such as Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip®, Slim Jim®, Snack Pack® and many other ConAgra Foods brands, along with food sold by ConAgra Foods under private brand labels, in grocery, convenience, mass merchandise, club and drug stores. Additionally, ConAgra Foods supplies frozen potato and sweet potato products as well as other vegetable, spice, bakery and grain products to commercial and foodservice customers. ConAgra Foods operates ReadySetEat.com, an interactive recipe website that provides consumers with easy dinner recipes and more. For more information, please visit us at www.conagrafoods.com.

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